Exhibit 99.2

Sale of Truist Insurance Holdings Strengthens Capital and Enhances Strategic Flexibility Bill Rogers Chairman & CEO Mike Maguire CFO February 20, 2024

Forward - looking statements 2 This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , regarding the financial condition, results of operations, business plans and the future performance of Truist . Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward - looking statements . In particular, forward looking statements include, but are not limited to, statements we make about : (i) the impact of a sale of Truist’s remaining stake in Truist Insurance Holdings on Truist’s enterprise valuation, CET 1 ratio and tangible book value per share, (ii) the anticipated timing of the closing of the sale, (iii) the financial impact of the sale on Truist, (iv) the use of proceeds from the sale, (v) Truist’s expected capital position as a result of the sale compared to its peers and (vi) expected advantages of the sale to Truist . Forward - looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy and other future conditions . Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict . As such, Truist’s actual results may differ materially from those contemplated by forward - looking statements . While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward - looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Part I, Item 1 A - Risk Factors in our Annual Report on Form 10 - K for the year ended December 31 , 2022 and in Truist’s subsequent filings with the Securities and Exchange Commission : – current and future economic and market conditions, such as the interest rate environment; U.S. fiscal debt, budget and tax matters; geopolitical matters (including conflicts in the Ukraine, Israel, and the Gaza Strip); and any slowdown in global economic growth could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services; – the monetary and fiscal policies of the federal government and its agencies, including in response to higher inflation, could have a material adverse effect on the economy and Truist’s profitability; – regulatory and supervisory matters, litigation, or other legal actions may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences; – evolving legislative, accounting, regulatory, and supervisory standards, including with respect to climate change, deposit, capital, liquidity, and long - term debt requirements, which may become more stringent in light of the turmoil in the banking industry in early 2023, and results of regulatory examinations, may adversely affect Truist’s financial condition and results of operations; – increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance could damage its reputation and adversely impact business and revenues; – Truist may be impacted by actual or perceived soundness of other financial institutions, including as a result of the financial or operational failure of a major financial institution, or concerns about the creditworthiness of such a financial institution or its ability to fulfill its obligations, which can cause substantial and cascading disruption within the financial markets and increased expenses, including FDIC insurance premiums, and could affect our ability to attract and retain depositors and to borrow or raise capital; – Truist is subject to credit risk by lending or committing to lend money, may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral, and may suffer losses if the value of collateral declines in stressed market conditions; – inability to access short - term funding or liquidity, loss of client deposits, or changes in Truist’s credit ratings could increase the cost of funding, limit access to capital markets, or negatively affect Truist’s overall liquidity or capitalization; – unexpected outflows of uninsured deposits may require Truist to sell investment securities at a loss; – a loss of value of Truist’s investment portfolio could negatively impact market perceptions of Truist and could lead to deposit withdrawals; – risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk; – there are risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators; – deposit attrition, client loss, or revenue loss following completed mergers or acquisitions may be greater than anticipated; – Truist could fail to execute on strategic or operational plans, including the ability to achieve its cost savings targets; – increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards or compliance costs, and (ii) products and services offered by non - bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations; – failure to maintain or enhance Truist’s competitive position with respect to new products, services, and technology, whether we fail to anticipate client expectations or because our technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense; – negative public opinion could damage Truist’s reputation and adversely impact business and revenues, including the effects of social media on market perceptions of Truist and banks generally; – Truist faces substantial legal and operational risks in safeguarding personal information; – accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time or if there is a decline in a reporting unit’s forecasted net income; – Truist faces risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases; – there are risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer; – Truist’s success depends on hiring and retaining key teammates, and if these individuals leave or change roles without effective replacements, Truist’s operations could be adversely impacted, which could be exacerbated in the increased work - from - home environment as job markets may be less constrained by physical geography; – Truist’s operations rely on its ability, and the ability of key external parties, to maintain appropriately - staffed workforces, and on the competence, trustworthiness, health and safety of teammates; – Truist faces the risk of fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate; – security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyberattacks, which have increased in frequency with geopolitical tensions, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and – widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change, including physical risks, such as more frequent and intense weather events, and risks related to the transition to a lower carbon economy, such as regulatory or technological changes or shifts in market dynamics or consumer preferences, could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services. Readers are cautioned not to place undue reliance on these forward - looking statements, which represented management’s views on the date they were made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward - looking statements. Non - GAAP information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP") . Truist’s management uses these “non - GAAP” measures in their analysis of the Corporation's performance and the efficiency of its operations . Management believes these non - GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period . The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance . Truist’s management believes investors may find these non - GAAP financial measures useful . These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . Below is a listing of the types of non - GAAP measures used in this presentation : Insurance Holdings EBITDA - EBITDA is a non - GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income . Truist’s management uses this measure in its analysis of the Corporation’s Insurance Holdings segment . Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges . Insurance Holdings Core EBITDA - Core EBITDA is a non - GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income . Truist’s management also adds back merger - related and restructuring charges and independence readiness costs related to Truist Insurance Holdings . Truist’s management uses this measure in its analysis of the Corporation’s Insurance Holdings segment . Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges .

3 Significantly improves Truist’s relative capital position +230 bps of CET1 Current Basel III rules 2Q24 Anticipated closing +33% TBV per share accretion 3 $15.5B Implied enterprise valuation Sale of Truist Insurance Holdings (TIH) strengthens Truist’s balance sheet and enhances strategic flexibility Post closing, intend to evaluate a balance sheet repositioning with a goal of replacing TIH earnings Creates financial flexibility to pivot to offense in our core consumer and wholesale banking businesses Strategic rationale for selling TIH Capitalizes on historically strong insurance multiples and positions TIH for continued growth +255 bps of CET1 Proposed Basel III rules

Key transaction details

Overview

- ✓ Selling remaining stake in TIH to an investor group led by Stone Point Capital; Clayton, Dubilier & Rice; and other co-investors
- ✓ Implied enterprise valuation of $15.5B represents ~18x 2023 core EBITDA(1)
- ✓ 100% cash consideration
- ✓ Estimated closing during 2Q24
- ✓ Adoption of discontinued operations accounting for TIH

Financial impact

- ✓ $12.6B gross proceeds to TFC; $7.6B remaining common equity interest and $5.0B preferred stock
- ✓ $10.1B of after-tax cash proceeds
- ✓ $9.5B of capital creation; $4.8B after-tax gain and $4.7B benefit from the deconsolidation of TIH's intangibles net of deferred tax liabilities
- ✓ Generates 230 bps of CET1 under current and 255 bps of CET1(2) under fully phased-in Basel III rules
- ✓ Tangible book value per share accretion of 33% or $7.12 per share
- ✓ Sale of TIH and reinvestment of proceeds into cash estimated to be $0.20 dilutive to 2024 EPS(3) before the impact of any potential balance sheet repositioning

Use of proceeds

- ✓ Initial after-tax proceeds from the sale of TIH are assumed to be invested in cash
- ✓ Post-closing, we intend to evaluate a variety of capital deployment options, including a balance sheet repositioning subject to market conditions, with a goal of replacing TIH earnings(4)

Notes:
1. Core EBITDA represents reported 2023 TIH metrics and excludes selected items. See slide 10 for appropriate non-GAAP reconciliation.
2. CET1 impact greater under fully phased-in Basel III rules primarily due to the threshold deductions
3. Assumes sale of TIH closed on 1/1/2024, proceeds from sale are invested in cash yielding 4.50%, and a 24% marginal tax rate
4. Any actions undertaken would occur no earlier than closing of sale, subject to market conditions, and satisfy all regulatory requirements

TRUIST

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Sale of TIH seizes capital advantage for Truist and offers ability to maintain earnings

Post closing, we will evaluate a balance sheet repositioning with a goal of replacing TIH's earnings[1]

CET1 ratio current rules

Generates significant capital



+230 bps
12.4%
+143 bps
11.5%
10.1%
12/31/2023
Pro forma for TIH sale
Pro forma and illustrative $23B balance sheet repositioning(2,3)

Est. fully phased-in B3 End-Game CET1 ratio

Accelerates path to B3 End-Game standards



+255 bps
+302 bps
8.7%
9.1%
6.1%
12/31/2023
Pro forma for TIH sale
Pro forma and illustrative $23B balance sheet repositioning(2,3,4)

2024 illustrative EPS impact[5]

Illustrative balance sheet repositioning offers the ability to replace TIH's earnings



~($0.45)
~$0.25
~$0.20
Current 2024 EPS
TIH contribution
Invest proceeds in cash(2)
Pro forma and illustrative $23B balance sheet repositioning(3,4)
2024 pro forma EPS(2,3)

Tangible book value per share

Significant increase in tangible book value per share



+33%
+33%
$28.96
$28.96
$21.83
12/31/2023
Pro forma for TIH sale
Pro forma and illustrative $23B balance sheet repositioning(2,3)

Notes:
1. Any actions undertaken would occur no earlier than closing of sale, subject to market conditions, and satisfy all regulatory requirements
2. Assumes sale of TIH closed on 1/1/2024, proceeds from sale are invested in cash yielding 4.50%, and a 24% marginal tax rate
3. Includes illustrative balance sheet repositioning of approximately $23 billion of current market value of securities ($29 billion of book value securities), which we intend to evaluate post-closing, subject to market conditions. Our illustration assumes proceeds are reinvested evenly between cash and investments securities based on the forward curve as of 2/16/2024
4. The 47 bps increase in the impact to CET1 from the illustrative balance sheet repositioning is due to lower threshold deductions and a lower risk-weighting on the securities purchased than the securities sold
5. Illustrative EPS scenario assumes a 1/1/2024 closing

TRUIST

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5.7% 6.1% 6.4% 7.0% 7.5% 7.8% 8.2% 8.7% 9.1% 9.5% 10.0% 10.1% 11.5% Sale of TIH meaningfully improves Truist’s capital position relative to peers 6 Notes: 1. Includes illustrative balance sheet repositioning of approximately $23 billion of current market value of securities ($29 billion of book value securities), which we intend to evaluate post - closing, subject to market conditions. Our illustration assumes proceeds are reinvested evenly between cash and investments securities based on the forward curve as of 2/16/2024 2. Assumes sale of TIH closed on 1/1/2024, proceeds from sale are invested in cash yielding 4.50%, and a 24% marginal tax rate 3. Source: Estimates based on company data, equity analyst estimates, and Federal Reserve guidance Peers include BAC, CFG, FITB, JPM, KEY, MTB, PNC, RF, USB, and WFC; peer estimates shown for illustrative purposes based on externally referenced sources illu str ative $23B balance sheet r e pos i t io n i n g ( 1 , 2 ) Peer 1 TFC Peer 2 Peer 3 Peer 4 Pee r Peer 5 6 and 7 P ro f or ma Pee r P e e r 8 Pro f orma for TIH sale 9.9% 9.9% 10.0% 10.1% 10.2% 10.3% 10.6% 11.0% 11.4% 11.5% 11.8% 12.4% 15.0% P e e r 1 TFC P e e r P e e r 2 3 P e e r 4 P e e r 5 P e e r 6 P e e r 7 Pro f orma for TIH sale and illu str ative $23B balance sheet r e pos i t io n i n g ( 1 , 2 ) Est. fully phased - in Basel III End - Game CET1 ratio (3) Peer Pro forma Peer 8 9 P e e r 10 P ee r 9 P e e r 10 Truist’s relative capital ratios increase under current and proposed Basel III rules CET1 ratio (current rules) As of 12/31/23 As of 12/31/23

Sale of TIH strengthens capital and enhances strategic flexibility 7 Note: Source: S&P Global Market Intelligence Population growth expected to exceed 250,000 over the next five years Truist branch footprint (2,001) Capitalizing on leading share in growth markets 7th largest U.S. commercial bank with more than $535B of assets in high growth markets Strong market share in attractive Southeast and Mid - Atlantic footprint with select national businesses Comprehensive set of wholesale and consumer products and services Strong balance sheet positioned to weather a wide array of economic environments Relative capital advantage positions us well for future growth

Appendix

Illustrative pro forma financial impacts After - tax cash proceeds Capital creation TIH earnings contribution to Parent build - up (2) 9 Key Items $ in B Total enterprise valuation $ 15 .5 Preferred redemption (5.0) Net purchase price adjustments 0.1 Total equity value 10.6 Minority stake sold (2.2) Investor return protection amount (0.8) TFC’s equity value 7.6 Preferred redemption 5.0 TFC’s gross cash received 12.6 Taxes and other transaction - related costs (2.5) Net cash received after taxes 10.1 TFC's basis in TIH including preferred (5.4) TFC's after - tax gain on sale $ 4 .8 Key Items $ in B After - tax gain on sale (1) $ 4.8 Removal of TIH’s intangibles net of deferred tax 4.7 CET1 capital created $ 9 .5 Memo: Risk - weighted asset release 2.2 Key items FY 2023 ($ in MM) Fee income $ 3,392 Interest income 65 Revenue 3,457 Adjusted operating expenses (2,603) Core EBITDA (3) 854 Depreciation and amortization (143) Interest on intercompany redeemable preferred ( 3 1 3) Pre - tax income 398 Income tax expense (excludes tax on noncontrolling interest) (85) Net income at TIH 313 Noncontrolling interest attribution (pre - tax) ( 4 4 ) Net income available to common shareholders 26 9 Preferred add - back (after - tax) 238 Net income to Parent excl. preferred $ 50 7 Notes: 1. Gain on sale reflects Truist’s remaining ownership in TIH less existing investor return protections, warrants, other items, and taxes 2. Metrics exclude $40 million merger - related charges and $36 million discrete independence readiness costs 3. Core EBITDA represents reported 2023 TIH metrics and excludes selected items. See slide 10 for appropriate non - GAAP reconciliation. May not foot due to rounding

EBITDA reconciliation

TIH core EBITDA reconciliation for FY 2023

$ in MM	Partnership		Corporation		
	4Q23	3Q23	2Q23	1Q23	FY 2023
Interest Income	$ 21	$ 25	$ 19	$ -	$ 65
Noninterest Income	830	801	944	817	3,392
Total Revenue	851	826	963	817	3,457
Segment net income (loss) – GAAP	1	17	155	109	282
Provision (benefit) for income taxes	1	3	-	36	40
Interest	105	105	103	-	313
Depreciation and amortization	36	35	35	37	143
EBITDA[1]	143	160	293	182	778
Merger-related and restructuring charges, net	21	11	3	5	40
Independence readiness costs related to TIH	25	8	3	-	36
Core EBITDA[2]	$ 189	$ 179	$ 299	$ 187	$ 854

Notes:
1. EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.
2. Core EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management also adds back merger-related and restructuring charges and independence readiness costs related to Truist Insurance Holdings. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

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